UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320
San Mateo, California		94402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (650) 572-6600

Not applicable.

(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Seventh Amending Deed Relating to the £750,000,000 Revolving Credit Agreement

On March 31, 2008, Capmark AB No. 2 Limited (“AB2”), Natixis, London Branch, as lender and agent (the “Lender”), Capmark Financial Group Inc. (“Capmark”) and the Bank of New York, as security trustee, entered into the Seventh Amending Deed (the “Amendment”) relating to the £750,000,000 Revolving Credit Agreement (the “Agreement”) among AB2, the Lender, Capmark and the Bank of New York.

The Amendment provides that the aggregate loan outstanding under the Agreement shall not exceed 60% of the aggregate value, as determined by the Lender, of commercial mortgage loans (each, a “Loan” and collectively, the “Loans”) financed pursuant to the Agreement.  As a result, on April 2, 2008, AB2 reduced its outstanding loan under the Agreement by approximately $116 million.

The Amendment also provides that so long as there is no event of default (as defined in the Agreement), the Lender will not exercise its call option under the Agreement during the period beginning May 31, 2008 and ending October 1, 2008.  The call option allows the Lender to designate a person to purchase any Loan that was, at the time of such exercise, financed pursuant to the Agreement.  Additionally, the call option waiver may be extended until December 1, 2008 if the Lender’s participation under Capmark’s $5.5 billion credit agreement is repaid or reduced by $50 million by October 1, 2008.

Further, the Lender has agreed to waive: (1) its right to reduce the amount that the Lender will advance against a Loan that has been financed pursuant to the Agreement for more than 9 months, and (2) its consent right if AB2 were to cease or suspend all or a material part of its business; provided, that AB2 continues its efforts to sell, securitize or dispose of the Loans financed pursuant to the Agreement and in compliance with the Agreement.

The parties have further agreed that the margin component of the interest payable on each Loan will increase to 1.50% per year until May 30, 2008 and thereafter to 2.0% per year until February 28, 2009.

In consideration of entering into the Amendment, AB2: (1) paid the Lender, on April 2, 2008, approximately $4.9 million, which represents 0.75% of the outstanding borrowings under the Agreement as of April 1, 2008 and (2) will pay the Lender 0.25% of the outstanding borrowings, if any, on May 30, 2008.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.01

Seventh Amending Deed Relating to the £750,000,000 Revolving Credit Agreement among Capmark AB No. 2 Limited, Natixis, London Branch, as lender and agent, Capmark Financial Group Inc. and the Bank of New York, as security trustee, dated as of March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPMARK FINANCIAL GROUP INC.

Dated: April 4, 2008	By:	/s/ Gregory J. McManus

		Name:	Gregory J. McManus,
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01

Seventh Amending Deed Relating to the £750,000,000 Revolving Credit Agreement among Capmark AB No. 2 Limited, Natixis, London Branch, as lender and agent, Capmark Financial Group Inc. and the Bank of New York, as security trustee, dated as of March 31, 2008